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                                                                    EXHIBIT 21.1
                           SUBSIDIARIES OF THE COMPANY


Name of Company                                                            State of Incorporation
---------------                                                            ----------------------
Prestige Investments, Inc.                                                 Oklahoma

Zenex Long Distance, Inc.
d/b/a Zenex Communications, Inc.                                           Oklahoma

ChurchLink.com, Inc                                                        Oklahoma